Exhibit 99.1

Christopher Taylor

Investor Relations

781-398-2466

Sarah Emond

Media Relations

781-398-2544

For Immediate Release:

New Data on FACTIVE® Tablets and Ramoplanin Presented at the 45th Interscience Conference on

Antimicrobial Agents and Chemotherapy

– Leading scientific conference features data on clinical efficacy and in vitro activity of FDA-approved fluoroquinolone as well as novel data on activity of Ramoplanin against virulent strains of C. difficile –

Waltham, Mass., December 9, 2005 – Oscient Pharmaceuticals’ (Nasdaq: OSCI) FDA-approved fluoroquinolone antibiotic, FACTIVE® (gemifloxacin mesylate) tablets, and lead product candidate, Ramoplanin, are the subject of several poster presentations at the 45th Interscience Conference on Antimicrobial Agents and Chemotherapy (ICAAC). Taking place in Washington, D.C. from December 16-19, ICAAC is a major scientific conference sponsored by the American Society for Microbiology bringing together more than 12,000 scientists and researchers from around the globe to address the impact of infectious diseases.

The program includes data exploring the clinical activity of FACTIVE in respiratory tract infections caused by drug resistant strains of Streptococcus pneumoniae as well as data investigating the impact of prior antibiotic use on clinical outcomes in patients with acute exacerbations of chronic bronchitis (AECB) treated with FACTIVE and other antibiotics. FACTIVE is FDA-approved for the treatment of community-acquired pneumonia (CAP) of mild to moderate severity and AECB. The Company has submitted a supplemental New Drug Application to the FDA seeking approval for the five-day treatment of CAP and the five-day treatment of acute bacterial sinusitis with FACTIVE.

In addition, the in vitro activity of the Company’s lead product candidate, Ramoplanin, against virulent strains of Clostridium difficile (C. difficile) will be presented in two poster sessions. Ramoplanin is a novel glycolipodepsipeptide antibiotic under development for the treatment of C. difficile-associated disease (CDAD). In a Phase II study, Ramoplanin was comparable to oral vancomycin, the only FDA-approved agent for treating CDAD.

Presentation Schedule: FACTIVE

Friday, December 16, 2005

•	11:30 am – 1:00 pm: O-181/503 Impact of Antibiotic-Associated Adverse Drug Effects (ADEs) on Resource Consumption (poster)
•	1:30 pm – 3:00 pm: C2-236/167 Fluoroquinolone Resistance and its Association with Other Resistances in Streptococcus pneumoniae in the UK and Ireland (poster)
•	3:00 pm – 4:30 pm: L-564/446 The Effect of Prior Antibiotic Therapy on Clinical Outcomes with Acute Exacerbation of Chronic Bronchitis Patients Treated with Gemifloxacin (poster)
•	3:00 pm – 4:30 pm: L-565/447 The Effect of Antibiotic Resistance in S. pneumoniae on Clinical Outcome of Respiratory Tract Infections Treated with Gemifloxacin (poster)

ICAAC Overview

December 9, 2005

Saturday, December 17, 2005

•	11:30 am – 1:00 pm: L-945/416 Activity of Gemifloxacin Tested against Historical and Contemporary Isolates of Neisseria gonorrhoeae (NG) Including Fluoroquinolone-Resistant Strains (QRNG) (poster)

Sunday, December 18, 2005

•	10:00 am – 11:30 am: E-1446/171 Determination of In Vitro Activity of Gemifloxacin against Strains of Bacillus anthracis (BA) and Yersinia pestis (YP) (poster)

Presentation Schedule: Ramoplanin

Sunday, December 18, 2005

•	10:00 am – 11:30 am: E-1436/161 In Vitro Activities of 11 Antibiotics against Clostridium difficile Isolates Recovered in a Montreal Hospital During Two Different Periods (poster)
•	10:00 am – 11:30 am: E-1439/164 In Vitro Activity of Ramoplanin, Rifalazil, Rifaximin, Metronidazole, and Vancomycin against 110 Unique Toxigenic Clostridium difficile Clinical Isolates (poster)

About Oscient Pharmaceuticals

Oscient Pharmaceuticals Corporation is a biopharmaceutical company committed to the clinical development and commercialization of novel therapeutics to address unmet medical needs. The Company is marketing FACTIVE® (gemifloxacin mesylate) tablets, approved by the FDA for the treatment of acute bacterial exacerbations of chronic bronchitis and community-acquired pneumonia of mild to moderate severity. In addition to the oral tablet form, Oscient is developing an investigational FACTIVE intravenous formulation for use in hospitalized patients. The Company is also promoting Auxilium Pharmaceuticals’ TESTIM® 1% testosterone gel to primary care physicians in the U.S. Oscient has a novel antibiotic candidate, Ramoplanin, in advanced clinical development for the treatment of Clostridium difficile-associated disease (CDAD).

Important Safety Information about FACTIVE Tablets

The most common (more than 2% incidence) drug-related side effects reported in FACTIVE clinical trials were diarrhea (3.6%), rash (2.8%) and nausea (2.7%). In clinical trials, drug-related rash was reported in 2.8% of patients receiving gemifloxacin and was more commonly observed in patients less than 40 years of age, especially females. The incidence of rash increases with treatment longer than the maximum-labeled duration of 7 days. In clinical trials, the discontinuation rate due to drug-related adverse events was similar for FACTIVE tablets and comparators (2.2% versus 2.1%, respectively).

Gemifloxacin is contraindicated in patients with a history of hypersensitivity to gemifloxacin, fluoroquinolone antibiotic agents, or any of the product components. Patients receiving marketed fluoroquinolones have reported serious and occasionally fatal hypersensitivity and/or anaphylactic reactions, peripheral neuropathy, antibiotic-associated colitis and tendon ruptures. Gemifloxacin should be discontinued immediately at the first sign of any of these events.

Fluoroquinolones may prolong the QT interval in some patients. Gemifloxacin should be avoided in patients with a history of prolongation of the QTc interval, patients with uncorrected electrolyte disorders (hypokalemia or hypomagnesemia), and patients receiving Class IA or Class III antiarrhythmic agents. In clinical studies with gemifloxacin, CNS effects have been reported infrequently. As with other fluoroquinolones, gemifloxacin should be used with caution in patients with known or suspected CNS diseases. If CNS reactions occur, gemifloxacin should be discontinued and appropriate measures instituted.

No significant drug-drug interactions were seen with theophylline, digoxin, oral contraceptives, cimetidine, omeprazole, and warfarin, although patients receiving a fluoroquinolone concomitantly with warfarin should be monitored closely. Drug-drug interactions include probenicid, sucralfate, antacids containing aluminum or magnesium, iron, multivitamins containing metal cations, and didanosine. The safety and effectiveness of gemifloxacin in children, adolescents (less than 18 years of age), pregnant women, and lactating women have not

-more-

ICAAC Overview

December 9, 2005

been established. For complete safety and efficacy information, please see the full prescribing information available at www.factive.com.

Forward-Looking Statement

This press release may contain forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995. These statements represent, among other things, the expectations, beliefs, plans and objectives of management and/or assumptions underlying or judgments concerning matters discussed in this document. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “intend,” “anticipate,” “estimate,” and similar words, although some forward-looking statements are expressed differently. We do not plan to update these forward-looking statements. You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of risks affecting our business. These risks include, but are not limited to, (i) whether the recently submitted sNDA will be approved by the FDA, (ii) the delay in or inability to obtain additional regulatory approvals of our products and product candidates due to negative, inconclusive or insufficient results in ongoing or future clinical trials, the FDA requiring additional information or data, delays in the progress of ongoing clinical trials, safety concerns arising with respect to our products or product candidates and disputes with the third parties from whom we license our products or product candidates and (iii) our inability to successfully commercialize FACTIVE or promote TESTIM due to: the limitations on our resources and experience in the commercialization of products; lack of acceptance by physicians, patients and third party payors; unanticipated safety, product liability, efficacy, or other regulatory issues; delays in recruiting and training sales personnel; problems relating to manufacturing or supply; inadequate distribution of the products by wholesalers, pharmacies, hospitals and other customers; and competition from other products. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statement are described under the heading “Factors Affecting Future Operating Results” in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2005 and in other filings that we may make with the Securities and Exchange Commission from time to time.

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